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                                                                    EXHIBIT 10.3

                       RESIGNATION AND RELEASE AGREEMENT


      Jeffrey M. Cavins ("Executive") and Loudeye Corp. ("Company") wish to amicably terminate Executive's employment with Company, and both parties wish to clearly set forth the terms and conditions of Executive's departure from employment. Therefore, in consideration of the mutual promises and undertakings in this Agreement, Executive and Company agree as follows:

      1. Voluntary Resignation. With Good Reason, Executive voluntarily resigns from his position as President and Chief Executive Officer, effective January 31, 2005. Executive will remain a consultant employee of Company through March 17, 2005. During the period in which he is a consultant, Executive will not be entitled to receive any compensation, or accrue any benefits. Company will reimburse Executive for all reasonable and documented expenses incurred by Executive where the Company requests that Executive provide transition services to the Company.

      2. Severance/Consideration. Company will pay Executive a total of one year of base compensation ($250,000), less lawful withholdings, as severance ("Cash Severance"). Payments will be made in two installments as follows: (a) one-half (1/2) of the Cash Severance will be paid on the Effective Date (defined below), and (b) the remaining one-half (1/2) of the Cash Severance will be paid in six equal installments on February 28, March 31, April 30, May 31, June 30, and July 31, 2005. Executive acknowledges and agrees that this amount includes sums to which he is not otherwise entitled, and acknowledges that no other compensation is owed to him, or will be owed to him, including vacation, sick pay or bonus compensation..

      As additional severance, the Company agrees to extend until December 31, 2005 the period during which Executive may exercise any options that vested on or before March 17, 2005.

      As additional severance, Executive shall be eligible for the following two benefits under the Employment Agreement dated April 1, 2003 between Executive and Company (the "Employment Agreement"): (A) a six month tail from February 1, 2005, on compensation on sale of company or assets under Section 3(f) of the Employment Agreement, and (B) directors' and officers' insurance under Section 15 of the Employment Agreement. Except as provided in the prior sentence, the Employment Agreement is terminated in its entirety and Executive acknowledges and agrees he is entitled to no additional compensation or benefits under the Employment Agreement.

      3. Confidentiality. Executive acknowledges that he signed a Proprietary Information and Inventions Agreement ("PIIA") on November 27, 2002, a copy of which is attached to this Agreement. Executive agrees that Paragraphs 1 through 5, 13 and 14 of the PIIA remain in full force and effect according to their terms. Executive and Company agree that the remaining paragraphs of the PIIA are superseded by this Agreement.


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      4. Noncompetition. Until August 1, 2005, Executive covenants and agrees that Executive will not, without the express written approval of the Chief Executive Officer or in his absence the Board of Directors, directly or indirectly, be employed or involved with any business that is developing or exploiting any products or services that are competitive with the products or services that are or were being commercially developed or exploited by the Company during Executive's employment or were contemplated by the Company as of February 1, 2005.

      5. Non-solicitation of Company's Customers, Employees or Consultants. Until August 1, 2005, Executive will not, without the express written approval of the Chief Executive Officer or in his absence the Board of Directors, directly or indirectly, contact, solicit, induce, or attempt to induce any customer, identified prospective customer, vendor, business relation or contractor of the Company Group (as defined below) for the purposes of diverting sales from the Company, terminating such entity's or individual's relationship with the Company Group, or diminishing in any respect the business being done by the Company Group with such entity or person. Until August 1, 2005, Executive will not, without the express written approval of the Chief Executive Officer or in his absence the Board of Directors, personally, or through others, directly or indirectly, hire or otherwise recruit, solicit, or induce in any way, any employee, advisor or consultant of the Company Group to terminate his or her relationship with the Company Group. "Company Group" includes the Company and each of its subsidiaries and affiliates including, without limitation, Overpeer Inc. and On Demand Distribution Limited (and any of its subsidiaries).

      6. Release. In consideration for the benefits described in this Agreement, and as a material inducement of Company to enter into this Agreement, Executive and his successors, heirs and assigns hereby irrevocably and unconditionally waive, release and forever discharge Company, any Company-sponsored employee benefit plans, and all related organizations and affiliates, and each of their respective past, present and future related organizations and affiliates, and each of their respective past, present and future directors, officers, trustees, agents, attorneys and employees and all of their successors and predecessors (collectively "Releasees"), of and from, and covenant not to sue with respect to, any and all claims, charges, rights, damages, promises or expenses of whatever nature (including attorneys' fees and costs lawfully incurred), either known or presently unknown, which Executive may now have, has ever had, or may in the future have, arising from or in any way connected with any and all matters from the beginning of time to the date of execution of this Agreement, including but not limited to any claims under the Civil Rights Acts of 1964 and 1991, the federal Fair Labor Standards Act and state wage/hour laws, the Older Workers Benefits Protection Act (29 U.S.C. Section 626(f)), the Age Discrimination in Employment Act, (29 U.S.C. Section 621 et seq.) the Washington State Law Against Discrimination, the Executive Retirement Income Security Act ("ERISA"), any claims for workers compensation and any possible legal restriction of Company's right to terminate any of its employees.

      7. Voluntary Agreement. Executive understands the significance and consequences of this Agreement, and acknowledges that it is voluntary and has not been given as a result of any coercion. Executive also acknowledges that he has been given full opportunity to review and

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negotiate this Agreement, has been advised to consult counsel before executing the Agreement if he deems it appropriate, and executes it only after full reflection and analysis.

      8. Governing Law, Venue and Attorneys' Fees. This Agreement shall be interpreted in accordance with the laws of the State of Washington. A breach of any of the terms of this Agreement shall entitle the aggrieved party to sue for breach of the Agreement. The substantially prevailing party in any such suit or proceeding shall be entitled to reimbursement for its reasonable costs and attorney's fees incurred.

      9. Entire Agreement. This Agreement represents and contains the entire understanding between the parties in connection with the subject matter of this Agreement. The Agreement shall not be modified or varied except by a written document signed by the parties. Except as set forth above, Executive understands that all prior written or oral agreements, understanding or representations between Executive and Company are merged into and superseded by this Agreement.

      10. Opportunity to Review. Executive acknowledges that he has twenty-one
(21) days during which to review and consider this Agreement and consult with his attorney. By his signature, Executive acknowledges that he has carefully read and fully understands all the provisions of the Agreement, and that he is voluntarily entering into this Agreement.

      11. Revocation Period. Executive understands and acknowledges that he has seven (7) days after signing this Agreement to revoke it. This Agreement will not be effective until that period has expired (the "Effective Date").


            PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE CONTENTS HAS BEEN FULLY EXPLAINED TO THE UNDERSIGNED BY THEIR ATTORNEYS. THE UNDERSIGNED FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THEY ARE SIGNING IT VOLUNTARILY.

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      SIGNED 31st day of January, 2005.

      LOUDEYE CORP.

      /s/ Lawrence J. Madden
      ---------------------------------
      By  Lawrence J. Madden
      Its Executive Vice President and Chief Financial Officer

      SIGNED this 31st day of January, 2005.

      EXECUTIVE

      /s/ Jeffrey M. Cavins
      ---------------------------------
      Jeffrey M. Cavins



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